Exhibit 23.3

CONSENT

of

GLEASON ENGINEERING

The Board of Directors

QUEST OIL CORPORATION

(An Exploration Stage Company)

We consent to the use in Form SB-2/A-4 of our Report dated September 1, 2005.

GLEASON ENGINEERING

Arlington, Texas

March 22, 2006